                     Exhibit 99.1

For immediate release:

Alico, Inc. Announces Financial Results for Fiscal Year 2017

Fort Myers, FL, December 11, 2017 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO) today announces financial results for the fourth quarter and fiscal year ended September 30, 2017. For the fiscal year, the Company recorded a loss of $1.14 per diluted common share compared to earnings of $0.84 per diluted common share in the prior year. 2017 results were negatively impacted by approximately $24.0 million of one-time items which included inventory casualty loss adjustments related to Hurricane Irma’s impact on the 2017-2018 season, and asset impairment adjustments related to disposal decisions made through the Alico 2.0 restructuring program. When both periods are adjusted for non-recurring items related to prior acquisitions including transaction costs, litigation, consulting fees, real estate gains, asset valuation adjustments and employee stock compensation expense, the Company earned $0.24 per diluted common share in fiscal year 2017 and $0.94 per diluted common share in fiscal year 2016 primarily due to lower citrus production volume.

(in thousands except for per share amounts)
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2017	2016	Change		2017	2016	Change

Net (loss) income	$(19,109)	$(3,416)	$(15,693)	NM	$(9,496)	$6,959	$(16,455)	NM
EBITDA	$(23,673)	$430	$(24,103)	NM	$11,070	$37,789	$(26,719)	(70.7)%
Earnings (loss) per diluted common share	$(2.29)	$(0.41)	$(1.88)	NM	$(1.14)	$0.84	$(1.98)	NM
Net cash (used in) provided by operating activities	$(671)	$(3,828)	$3,157	82.5%	$28,229	$30,357	$(2,128)	(7.0)%

NM = Not Meaningful

Alico Citrus Division Results

Alico Citrus's financial results declined during the year due to lower citrus production volume and an increase in citrus operating costs compared to the prior year, partially offset by higher per pound solid prices.

Alico Citrus's 2017 crop production was lower by 17.1% on a pound solids basis and by 17.8% on a box basis for the year ended September 30, 2017. The USDA estimated the Florida orange crop decreased by approximately 15.8% last as measured by total boxes produced. Alico Citrus’s early and mid-season pound solids decreased by 11.0% and boxes decreased by 11.5%. Late season Valencia pound solids decreased by 21.1% and boxes decreased by 22.2%. The Company believes these declines were due to unusual weather patterns including a drought and higher than normal temperatures during the early and mid-season harvest, and premature fruit drop ("PFD") and citrus greening. These factors caused a higher level of fruit drop which resulted in less harvested fruit. These declines were partially offset by an increase in price per pound solid. Citrus production for the years ended September 30, 2017 and 2016 is summarized in the following table.

(boxes and pound solids in thousands)
	Fiscal Year Ended September 30,
			Change
	2017	2016	Unit	%
Boxes Harvested:
Early and Mid-Season	3,215	3,634	(419)	(11.5)%
Valencias	4,044	5,195	(1,151)	(22.2)%
Total Processed	7,259	8,829	(1,570)	(17.8)%
Fresh Fruit	328	402	(74)	(18.4)%
Total	7,587	9,231	(1,644)	(17.8)%
Pound Solids Produced:
Early and Mid-Season	17,950	20,167	(2,217)	(11.0)%
Valencias	24,661	31,237	(6,576)	(21.1)%
Total	42,611	51,404	(8,793)	(17.1)%

Average Pound Solids Per Box	5.87	5.82	0.05	0.9%

Price per Pound Solids:
Early and Mid-Season	$2.56	$2.18	$0.38	17.4%
Valencias	$2.72	$2.41	$0.31	12.9%

Alico Citrus costs of sales increased to $84.9 million in fiscal 2017 compared to $64.8 million in fiscal 2016. A $20.1 million increase in costs of sales was due to an inventory casualty loss recorded after Hurricane Irma caused a loss of unharvested fruit and certain other impairments to long-lived assets which are now Held for Sale. Without these non-recurring items, Alico Citrus expenses were flat as compared to fiscal 2016.

On November 16, 2017, Alico announced the Alico 2.0 Modernization Program (“Alico 2.0”). This program is transforming three legacy businesses (Alico, Orange Co., and Silver Nip) into a single efficient enterprise, Alico Citrus, so it will remain the leader in the U.S. citrus industry. As part of Alico 2.0, Alico Citrus is reducing expenses through better purchasing, more precise application of selected fertilizers and chemicals, outsourcing work such as harvesting, hauling, and certain caretaking tasks, and by streamlining grove management. Alico Citrus has also deployed a more efficient labor model that is consistent and uniform for field staffing and grove operating programs and aligns with the geographical footprint of the citrus groves.

Conservation and Environmental Resources Division Results

Operating loss for the Conservation and Environmental Resources (“CER”) division was $4.0 million in fiscal year 2017 compared to $0.7 million in the prior year, a decrease of $3.3 million. The number of calves sold declined and were sold at lower pricing. This decline was partially offset by increased number of culls sold during the same period. During fiscal 2017, CER recorded a $3.2 million impairment of two abandoned mines. CER financial results also included $1.8 million and $2.3 million of operating costs related to the dispersed water storage project in 2017 and 2016, respectively. Funding for the water project was approved in the Florida state budget in 2017. Permitting approvals are still in process and construction will commence immediately upon receipt of the required permits.

In the first quarter of fiscal 2018 Alico will cease its direct cattle operations at Alico Ranch. Even when profitable, ranch operations generated a minimal rate of return on capital. Alico plans to continue to own this property and conduct its long-term water dispersement program and wildlife management programs, but will lease the ranch to a third party operator instead of conducting its own cattle operations. This decision is intended to enable additional investment in the citrus business and redeployment of capital.

Other Corporate Financial Information

General and Administrative expenses increased by $1.8 million from $13.2 million in fiscal 2016 to $15.0 million in fiscal 2017. The increase primarily relates to salary and stock compensation expenses, which were partially offset by reduced legal fees.

Other expense, net was $7.2 million for 2017 compared to $9.4 million for 2016. The decrease of $2.2 million is primarily attributable to a $1.6 million increase in gain on sale of real estate and fixed assets and a decrease in interest expense by $0.8 million as term loans are amortized.

The Company paid a fourth quarter cash dividend of $0.06 per share on its outstanding common stock on October 16, 2017 to shareholders of record at September 29, 2017. Dividends for the year totaled $0.24 per share.

The Company ended the year with long-term debt, net of cash and cash equivalents, of $183.1 million.

About Alico

Alico, Inc. is a holding company with assets and related operations in agriculture and environmental resources, including citrus, cattle ranching, and water management. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016

Net (loss) income attributable to common stockholders	$(19,028)	$(3,411)	$(9,451)	$6,993
Interest expense	2,217	2,445	9,141	9,893
Provision (benefit) for income taxes	(10,559)	(1,898)	(3,846)	5,521
Depreciation, depletion and amortization	3,697	3,294	15,226	15,382
EBITDA	$(23,673)	$430	$11,070	$37,789

Inventory casualty loss	13,489	—	13,489	—
Inventory net realizable value adjustment	1,199	—	1,199	—
Impairment of long-lived assets	9,346	—	9,346	—
Gains on sale of real estate and fixed assets	(192)	—	(2,181)	(618)
Litigation expenses related to shareholder lawsuit	—	96	—	506
Payments on consulting agreements	1,275	50	1,750	605
Stock compensation expense	232	150	880	150
Transaction costs	—	342	196	892

Adjusted EBITDA	$1,676	$1,068	$35,749	$39,324

Adjusted Earnings (Loss) Per Common Share
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016

Net (loss) income attributable to common stockholders	$(19,028)	$(3,411)	$(9,451)	$6,993
Inventory casualty loss	13,489	—	13,489	—
Inventory net realizable value adjustment	1,199	—	1,199	—
Impairment of long-lived assets	9,346	—	9,346	—
Gains on sale of real estate and fixed assets	(192)	—	(2,181)	(618)
Litigation expenses related to shareholder lawsuit	—	96	—	506
Payments on consulting agreements	1,275	50	1,750	605
Stock compensation expense	232	150	880	150
Transaction costs	—	342	196	892
Tax impact	(13,488)	(305)	(13,213)	(679)

Adjusted net (loss) income	$(7,167)	$(3,078)	$2,015	$7,849

Diluted common shares	8,300	8,315	8,300	8,311

Adjusted Earnings (Loss) per Diluted Common Share	$(0.86)	$(0.37)	$0.24	$0.94

Adjusted Free Cash Flow
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016

Cash (used in) provided by operating activities	$(671)	$(3,828)	$28,229	$30,357
Adjustments for non-recurring items:
Litigation expenses related to shareholder lawsuit	—	96	—	506
Payments on consulting agreements	1,275	50	1,750	605
Transaction costs	—	342	196	892
Tax impact	—	(254)	—	(886)
Capital expenditures	(1,903)	(5,190)	(13,353)	(14,305)
Adjusted Free Cash Flow	$(1,299)	$(8,784)	$16,822	$17,169

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization adjusted for non-recurring transactions or transactions that are not indicative of our core operating results such as gains or losses on sales of real estate and fixed assets. Adjusted Earnings (Loss) per Diluted Common Share is defined as earnings adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.

ALICO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$3,395	$6,625
Accounts receivable, net	4,286	4,740
Inventories	36,204	58,469
Income tax receivable	—	1,013
Assets held for sale	20,983	—
Prepaid expenses and other current assets	1,621	1,024
Total current assets	66,489	71,871

Property and equipment, net	349,337	379,247
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	262	389
Other non-current assets	848	1,692
Total assets	$419,182	$455,445

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,192	$5,975
Accrued liabilities	6,781	6,920
Long-term debt, current portion	4,550	4,493
Other current liabilities	1,460	1,290
Total current liabilities	15,983	18,678

Long-term debt:
Principal Amount	181,926	192,726
Less: deferred financing costs, net	(1,767)	(1,980)
Long-term debt less deferred financing costs, net	180,159	190,746
Lines of credit	—	5,000
Deferred tax liability	27,108	31,056
Deferred gain on sale	26,440	27,204
Deferred retirement obligations	4,123	4,198
Obligations under capital leases	—	300
Total liabilities	253,813	277,182

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,238,830 and 8,315,535 shares outstanding at September 30, 2017 and 2016, respectively	8,416	8,416
Additional paid in capital	18,694	18,155
Treasury stock, at cost, 177,315 and 100,610 shares held at September 30, 2017 and 2016, respectively	(6,502)	(4,585)
Retained earnings	140,033	151,504
Total Alico stockholders' equity	160,641	173,490
Noncontrolling interest	4,728	4,773
Total stockholders' equity	165,369	178,263
Total liabilities and stockholders' equity	$419,182	$455,445

ALICO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Year Ended September 30,
	2017	2016	2015
Operating revenues:
Alico Citrus	$123,441	$137,282	$146,147
Conservation and Environmental Resources	4,793	5,669	5,394
Other Operations	1,595	1,245	1,585
Total operating revenues	129,829	144,196	153,126

Operating expenses:
Alico Citrus	111,947	102,347	110,777
Conservation and Environmental Resources	8,814	6,393	4,808
Other Operations	138	397	2,083
Total operating expenses	120,899	109,137	117,668

Gross profit	8,930	35,059	35,458
General and administrative expenses	15,024	13,213	16,494

(Loss) income from operations	(6,094)	21,846	18,964

Other (expense) income:
Investment and interest income, net	(148)	—	2
Interest expense	(9,141)	(9,893)	(8,366)
Gain on bargain purchase	—	—	1,145
Gain on sale of real estate and fixed assets	2,181	618	13,590
Loss on extinguishment of debt	—	—	(1,051)
Other expense, net	(140)	(91)	(196)
Total other (expense) income, net	(7,248)	(9,366)	5,124
(Loss) income before income taxes	(13,342)	12,480	24,088
Provision (benefit) for income taxes	(3,846)	5,521	10,905
Net (loss) income	(9,496)	6,959	13,183
Net loss attributable to noncontrolling interests	45	34	31
Net (loss) income attributable to Alico, Inc. common stockholders	$(9,451)	$6,993	$13,214

Per share information attributable to Alico, Inc. common stockholders:
Earnings (loss) per common share:
Basic	$(1.14)	$0.84	$1.64
Diluted	$(1.14)	$0.84	$1.64
Weighted-average number of common shares outstanding:
Basic	8,300	8,303	8,056
Diluted	8,300	8,311	8,061

Cash dividends declared per common share	$0.24	$0.24	$0.24

ALICO, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Fiscal Year Ended September 30,
	2017	2016	2015

Cash flows from operating activities:
Net (loss) income	$(9,496)	$6,959	$13,183
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on sale of sugarcane land	(538)	(618)	(13,734)
Depreciation, depletion and amortization	15,226	15,382	14,732
Loss (gain) loss on breeding herd sales	337	296	(183)
Deferred income tax (benefit) expense	(3,948)	5,277	12,350
Cash surrender value	(15)	(20)	(27)
Deferred retirement benefits	(102)	65	623
Magnolia Fund undistributed loss (earnings)	202	103	(57)
(Gain) loss on sale of property and equipment	(1,373)	147	(290)
Inventory casualty loss	13,489	—	—
Inventory net realizable value adjustment	1,199	—	—
Impairment of long-lived assets	9,346	—	541
Loss on extinguishment of debt	—	—	457
Non-cash interest expense on deferred gain on sugarcane land	1,413	1,406	607
Bad debt expense	312	—	—
Stock-based compensation expense	1,653	925	952
Other	—	—	245
Changes in operating assets and liabilities:
Accounts receivable	142	(1,707)	5,983
Inventories	3,724	(196)	8,659
Prepaid expenses	(604)	(1,759)	(1,347)
Income tax receivable	1,013	1,074	—
Other assets	333	821	465
Accounts payable and accrued expenses	(2,895)	3,720	(522)
Income tax payable	—	—	(6,660)
Other liabilities	(1,189)	(1,518)	(2,251)
Net cash provided by operating activities	$28,229	$30,357	$33,726

Cash flows from investing activities:
Acquisition of citrus businesses, net of cash acquired	$—	$—	$(265,587)
Proceeds on sale of sugarcane land	—	—	97,151
Purchases of property and equipment	(13,353)	(14,305)	(11,523)
Return on investment in Magnolia Fund	324	171	675
Proceeds from sales of assets	760	799	1,963
Proceeds from surrender of life insurance policies	—	297	—
Proceeds from sales of real estate	2,184	—	—
Other	—	4	264
Net cash used in investing activities	$(10,085)	$(13,034)	$(177,057)

Cash flows from financing activities:
Proceeds from term loans	$—	$2,500	$184,500
Principal payments on revolving line of credit	(70,770)	(53,882)	(87,031)
Borrowings on revolving line of credit	65,770	58,882	81,031
Repayment of term loan	—	—	(34,000)
Principal payments on term loans	(10,743)	(10,761)	(17,870)
Contingent consideration paid	—	(7,500)	—
Financing costs	—	—	(2,834)
Treasury stock purchases	(3,064)	(3,141)	(4,013)
Dividends paid	(1,987)	(1,993)	(1,877)
Capital lease obligation principal payments	(580)	(277)	(231)
Net cash (used in) provided by financing activities	$(21,374)	$(16,172)	$117,675

Net (decrease) increase in cash and cash equivalents	$(3,230)	$1,151	$(25,656)
Cash and cash equivalents at beginning of the year	6,625	5,474	31,130

Cash and cash equivalents at end of the year	$3,395	$6,625	$5,474

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amount capitalized	$7,534	$7,530	$6,167
Cash income tax refunds, net of income taxes paid	$(911)	$(878)	$—
Cash paid for income taxes, net of income tax refunds	$—	$—	$5,213

Supplemental disclosure of non-cash investing and financing activities:
Escrow deposit in other assets applied to capital expenditures	$—	$—	$250
Property and equipment purchased with capital leases	$—	$—	$37
Dividend declared	$494	$498	$500